LOAN AGREEMENT

                  AGREEMENT (this "Agreement") is made and entered into as of the 28th day of September, 2006, by and between COMVEST CAPITAL LLC, a Delaware limited liability company (the "Lender"), and ALANCO TECHNOLOGIES, INC., an Arizona corporation (the "Borrower").

                              W I T N E S S E T H :

         WHEREAS, the Borrower is engaged in the business of (a) designing, producing, manufacturing, marketing and distributing satellite, cellular and radio frequency identification (RFID) tracking technology, and (b) manufacturing, marketing and distributing data storage products (collectively, the "Business Operations"); and

         WHEREAS, in order to provide funds for the Borrower's working capital and other general corporate purposes, and to repay certain outstanding Indebtedness of the Borrower, the Borrower has requested the Lender to extend to the Borrower a term loan on the terms and conditions of this Agreement; and

         WHEREAS, the Lender is willing and able to provide such term loan to the Borrower on the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

I.       DEFINITIONS

         Section 1.01. Defined Terms. In addition to the other terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Affiliate" shall mean, with respect to any Person, any other Person in Control of, Controlled by, or under common Control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, without limitation, any officer or director of the first Person or any of its Affiliates; provided, however, that neither the Lender nor any of its Affiliates shall be deemed an "Affiliate" of the Borrower for any purposes (including, without limitation, covenant compliance) of this Agreement. For the purpose of this definition, a "substantial interest" shall mean the direct or indirect legal or beneficial ownership of more than five (5%) percent of any class of stock or similar interest. For purposes of this Agreement, in no event and under no circumstances shall the Lender or any of its Affiliates be deemed to be an Affiliate of the Borrower or any of the Subsidiaries.

                  "Agreement" shall mean this Loan Agreement as it may from time to time be amended, modified and/or supplemented.

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

                  "Applicable Law" shall mean all applicable provisions of all
(a) constitutions, statutes, ordinances, rules, regulations and orders of all governmental and/or quasi-governmental bodies, (b) Government Approvals, and (c) order, judgments and decrees of all courts and arbitrators.

                  "Bank" shall mean Wachovia Bank, N.A., any successor thereto, or, in the event that such bank shall cease to exist and shall have no successor, any other domestic commercial bank selected by the Lender in good faith.

                  "Borrowing Date" means the Business Day on which the Lender makes a Loan hereunder.

                  "Business Day" shall mean a day other than (a) a Saturday, (b) a Sunday, or (c) a day on which banking institutions in either the State of Florida or the State of California are authorized or required by law or executive order to close.

                  "Capitalized Lease" shall mean any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.

                  "Capitalized Lease Obligation" shall mean with respect to any Person, the amount of the liability which reflects the amount of future payments under all Capitalized Leases of such Person as at any date, determined in accordance with GAAP.

                  "Cash Equivalents" shall mean (a) marketable securities issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition; (b) time deposits, demand deposits, certificates of deposit, acceptances or prime commercial paper issued by, or repurchase obligations for underlying securities of the types described in clause (a) entered into with any commercial bank having a short-term deposit rating of at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.; (c) commercial paper with a rating of A-I or A-2 or the equivalent thereof by Standard & Poor's Corporation or P-1 or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within twelve (12) months after the date of acquisition; (d) marketable direct obligations issued by any state in the United States or any agency or instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof and, at the time of acquisition, have one of the two highest ratings generally obtainable from either Standard & Poor's Corporation or Moody's Investors Services, Inc.; (e) tax-exempt commercial paper of United States municipal, state or local governments rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Services, Inc. and maturing within twelve (12) months after the date of acquisition thereof; (f) any other items selected by the Borrower and approved by the Lender (which approval shall not be unreasonably withheld or delayed); or (g) any mutual fund or other pooled investment vehicle which invests principally in the foregoing obligations.

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                  "Closing Date" shall mean the date on which the conditions precedent set forth in Article IV hereof are satisfied and the Loan is funded to the Borrower.

                  "Closing Fee" shall mean the sum of $90,000, which shall be payable in accordance with Section 2.03(a) below.

                  "Code" shall mean the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, as in effect from time to time.

                  "Collateral" shall mean all collateral pledged by the Borrower and/or any of the Subsidiaries as security for the payment and performance of the Obligations, whether pursuant to the Collateral Agreement or any other Security Document.

                  "Collateral Agreement" shall mean the Collateral Agreement, to be dated as of the Closing Date, by and among the Borrower, the Subsidiaries and the Lender, as same may be amended, modified, supplemented and/or restated from time to time.

                  "Common Stock" shall mean the authorized common stock of the Borrower of all classes.

                  "Confidential Information" shall mean information that the Borrower furnishes to the Lender pursuant to any Loan Document, but does not include any such information once such information has become, or if such information is, generally available to the public or within the industry or available to the Lender from a source other than the Borrower which is not, to the Lender's knowledge, bound by any confidentiality agreement in respect thereof.

                  "Contract" shall mean any indenture, agreement (other than this Agreement), other contractual restriction, lease in which the Borrower or any Subsidiary is a lessor or lessee, license or instrument.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Default" shall mean any of the events specified in Article VII hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Default Rate" shall mean, at any time, the Interest Rate then in effect, plus an additional five hundred basis points (5%) per annum.

                  "Disclosure Schedule" shall mean the disclosure schedule, dated the Closing Date, executed and delivered by the Borrower to the Lender, the section numbers of which correspond to the Section numbers of this Agreement.

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

                  "Dollars" or "$" shall mean United States Dollars, lawful currency for the payment of public and private debts.

                  "Domestic Subsidiary" shall mean any Subsidiary which is incorporated or formed under the laws of the United States, any state or commonwealth in the United States, or the District of Columbia.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

                  "ERISA Affiliate" shall mean, with respect to any Person, any other Person which is under common control with the first Person within the meaning of Section 414(b) or 414(c) of the Code; provided, however, that with respect to the Borrower, neither the Lender nor any Affiliate of the Lender shall be deemed an ERISA Affiliate for purposes of this Agreement

                  "Event of Default" shall mean any of the events specified in
Article VII hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "Financial Statements" has the meaning set forth in Section 3.01(a) below.

                  "Fiscal Year" shall mean the fiscal year of the Borrower which ends on June 30 of each year.

                  "Foreign Subsidiary" shall mean any Subsidiary which is not a Domestic Subsidiary.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied, unless the context otherwise requires, with respect to any financial terms contained herein, as then in effect with respect to the preparation of financial statements.

                  "Government Approval" shall mean an authorization, consent, non-action, approval, license or exemption of, registration or filing with, or report to, any governmental or quasi-governmental department, agency, body or other unit.

                  "Guaranty", "Guaranteed" or to "Guarantee", as applied to any Indebtedness, liability or other obligation, shall mean (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the ordinary course of business), of any part or all of such obligation, and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation by any means (including, without limitation, the purchase of securities or obligations, the purchase or sale of property or services, or the supplying of funds).

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

                  "Guaranty Agreement" shall mean the Guaranty Agreement, to be dated as of the Closing Date (and as same may be amended, modified, supplemented and/or restated from time to time), executed by each Subsidiary of the Borrower in favor of the Lender, pursuant to which such Subsidiaries will guaranty the full and timely payment and performance of all of the Obligations.

                  "Indebtedness" shall mean (without duplication), with respect to any Person, (a) all obligations or liabilities, contingent or otherwise, for borrowed money, (b) any and all obligations represented by promissory notes, bonds, debentures or the like, or on which interest charges are customarily paid, (c) Capitalized Lease Obligations, and any liability secured by any mortgage, pledge, lien or security interest on property owned or acquired, whether or not such liability shall have been assumed, (d) obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade payables and accrued obligations incurred in the ordinary course of business and not past due unless same are being contested in good faith), (f) any obligations (contingent or otherwise) of such Person as an account party or applicant in respect of letters of credit and/or bankers' acceptances, and/or in respect of surety, customs, reclamation or performance bonds, (g) all obligations, whether or not contingent, of such Person to purchase, redeem, retire, defease or otherwise acquire for value any of its equity securities or any security convertible or exercisable into or exchangeable for any equity securities of such Person, and (h) Guarantees, endorsements (other than for collection in the ordinary course of business) and other contingent obligations in respect of the obligations of others.

                  "Intercreditor Agreement" shall mean the Intercreditor Agreement, to be dated the Closing Date, by and between the Lender and Line of Credit Lender.

                  "Interest Rate" shall mean, at any time, the Prime Rate then in effect plus two hundred fifty basis points (2.5%) per annum. The Interest Rate shall at all times be calculated based on a year of 360 days counting the actual days elapsed.

                  "Investment", as applied to the Borrower or any Subsidiary, shall mean: (a) any shares of capital stock, membership interest, partnership interest, evidence of Indebtedness or other security issued by any other Person to the Borrower or any Subsidiary, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, other than credit terms extended to customers in the ordinary course of business, (c) any other investment by the Borrower or any Subsidiary in any assets or securities of any other Person, and (d) any commitment to make any Investment.

                  "Knowledge" or "Known" or words of similar import shall mean, with respect to the Borrower and/or any Subsidiary, the actual knowledge of Robert R. Kauffman and/or John A. Carlson after reasonable inquiry of the appropriate employees of the Borrower and the Subsidiaries.

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

                  "Liabilities and Contingencies" has the meaning set forth in
Section 3.01(c) below.

                  "Lien", as applied to the property or assets (or the income or profits therefrom) of the Borrower or any Subsidiary, shall mean (in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise): (a) any mortgage, lien, pledge, hypothecation, attachment, assignment, deposit arrangement, encumbrance, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of any property (including, without limitation, stock of any Subsidiary) of the Borrower or any Subsidiary, or upon the income or profits therefrom; (b) any arrangement under which any property of the Borrower or any Subsidiary is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of Indebtedness or the performance of any other liability in priority to the payment of the general, unsecured creditors of the Borrower or any Subsidiary; (c) any Indebtedness or liability which remains unpaid after the same shall become due and payable and which, if unpaid, by law or otherwise is given any priority whatsoever over the general unsecured creditors of the Borrower or any Subsidiary; and (d) any agreement (other than this Agreement) or other arrangement which, directly or indirectly, prohibits the Borrower or any Subsidiary from creating or incurring any lien on any of its properties or assets or which conditions the ability to do so on the security, on a pro rata or other basis, of Indebtedness other than Indebtedness outstanding under this Agreement.

                  "Line of Credit Borrowers" shall mean, collectively, the Borrower, Excel/Meridian Data, Inc., Alanco/TSI Prism, Inc., Startrak Systems, LLC, and Fry Guy, Inc.

                  "Line of Credit Documents" shall mean, collectively, the Loan and Security Agreement dated June 19, 2002 between the Line of Credit Lender and the Line of Credit Borrowers, and all promissory notes, security documents, financing statements and other agreements or instruments executed, delivered and/or filed pursuant thereto, all as heretofore amended and as may hereafter be amended in accordance herewith.

                  "Line of Credit Lender" shall mean Donald E. Anderson and Rebecca E. Anderson, Trustees of the Anderson Family Trust, UTA dated December 20, 1993, and any assignee(s) thereof.

                  "Line of Credit Liens" shall mean the Liens and security interests granted pursuant to the Line of Credit Agreement in the assets and properties of the Line of Credit Borrowers, to the extent securing the Line of Credit Obligations.

                  "Line of Credit Obligations" shall mean, at any time, all outstanding and/or accrued principal, interest, fees, expenses and other charges then outstanding under the Line of Credit Documents.

                  "Loan" shall mean the loan in the principal amount of $4,000,000 to be made by the Lender to the Borrower under this Agreement.

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

                  "Loan Documents" shall mean the collective reference to this Agreement, the Note, the Security Documents, the Warrants, the Registration Rights Agreement, and any and all other agreements, instruments, certificates and other documents as may be executed and delivered by the Borrower and/or any of the Subsidiaries pursuant hereto or thereto.

                  "Material Adverse Effect" shall mean any event, act, omission, condition or circumstance which has or would reasonably be expected to have a material adverse effect on (a) the business, operations, properties, assets or condition, financial or otherwise, of the Borrower or the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Borrower or any Subsidiary to perform any of its obligations under any of the Loan Documents, or
(c) the validity or enforceability of, or the Lender's rights and remedies under, any of the Loan Documents, other than due to the acts or omissions of the Lender or one of its Affiliates.

                  "Maturity Date" shall mean September 30, 2010.

                  "Note" shall mean the term note of the Borrower to be issued to the Lender on the Closing Date as described in Section 2.01(d) below.

                  "Obligations" shall mean the collective reference to all Indebtedness and other liabilities and obligations of every kind and description owed by the Borrower to the Lender from time to time under or pursuant to this Agreement, the Note, the Security Documents and the other Loan Documents (excluding the Warrants and the Registration Rights Agreement), and/or otherwise in respect of the Loans, however evidenced, created or incurred, fixed or contingent, now or hereafter existing, due or to become due.

                  "Organic Documents" shall mean the certificate of incorporation, articles of incorporation, certificate of formation, articles of organization, certificate of limited partnership, by-laws, operating agreement, limited partnership agreement or other such document of any Person.

                  "Permitted Liens" shall mean those Liens expressly permitted pursuant to Section 6.02 below.

                  "Person" shall mean any individual, partnership, corporation, limited liability company, banking association, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                  "Prime Rate" shall mean the "prime rate" or "base rate" publicly announced by the Bank from time to time, which is merely a reference rate for determining the interest rate to be charged on loans or other financial transactions, and may or may not be the best rate offered by the Bank for commercial loans. Upon each announced change of the Prime Rate by the Bank, the Interest Rate hereunder shall be correspondingly adjusted.

                  "Real Properties" shall mean, collectively, any real properties (land, buildings and/or improvements) now owned or leased or occupied by the Borrower or any of the Subsidiaries, and, during the period of the Borrower's and/or Subsidiary's occupancy thereof, any other real properties heretofore owned or leased by the Borrower or any Subsidiary (provided that, with respect to leased properties, the "Real Property" shall refer only to the portion of the subject property (excluding common areas) leased by the Borrower or a Subsidiary).

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement, to be dated as of the Closing Date, made by the Borrower for the benefit of the Lender and any subsequent Holders (as such term is defined in the Registration Rights Agreement), as same may be amended, modified, supplemented and/or restated from time to time.

                  "Sale" shall mean any transaction or series of related transactions (a) whereby a majority of the outstanding capital stock of the Borrower which ordinarily has voting power for the election of directors (including preferred stock counted on an "as converted" basis into common stock and common stock counted on a fully diluted basis) is sold, assigned or transferred, (b) in which the Borrower is a constituent party to any merger or consolidation and as a result thereof (i) the holders of the outstanding capital stock of the Borrower which ordinarily has voting power for the election of directors (including preferred stock counted on an "as converted" basis into common stock) immediately prior to such merger or consolidation cease to own a majority of the outstanding capital stock of the Borrower which ordinarily has voting power for the election of directors (including preferred stock counted on an "as converted" basis into common stock), or (ii) the Borrower is not the surviving corporation, or (c) whereby all or any material portion of the assets of the Borrower or any Subsidiary are sold, assigned or transferred (whether by merger, consolidation, share exchange, stock sale, asset sale or otherwise).

                  "SEC" shall mean the United States Securities and Exchange Commission, and any successor agency performing the functions thereof.

                  "SEC Reports" shall mean the periodic and current reports, registration statements, proxy statements and other reports filed or required to be filed by the Borrower with the SEC pursuant to the Act and/or the Exchange Act, and any amendments or supplements thereto filed with the SEC.

                  "Security Documents" shall mean the Collateral Agreement, any collateral assignments, control agreements, financing statements or other such agreements or documents pursuant thereto, the Guaranty Agreement, and any other agreements or instruments securing or creating or evidencing Liens securing the Obligations.

                  "Series B Put" shall mean the rights of the holders of the outstanding Series B Convertible Preferred Stock of the Borrower, in accordance with the Organic Documents of the Borrower, to require the Borrower to redeem such shares.

                  "Series B Put Price" shall mean the amounts payable by the Borrower for the redemption of the Series B Convertible Preferred Stock of the Borrower upon exercise of the Series B Put.

                  "Shares" shall mean the shares of Class A Common Stock of the Borrower being issued and sold to the Lender on the Closing Date pursuant to
Section 2.01(e) below.

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

                  "Subordinated Debt" shall mean all Indebtedness for money borrowed and other liabilities of the Borrower, whether or not evidenced by promissory notes, which is contractually subordinated in right of payment, in a manner satisfactory to the Lender (as evidenced by the Lender's prior written approval thereof), to all Obligations of the Borrower to the Lender.

                  "Subsidiary" or "Subsidiaries" shall mean the individual or collective reference to any corporation, limited liability company, partnership or other entity of which (a) 50% or more of the outstanding shares of stock or other equity interests of each class having ordinary voting power and/or rights to profits (other than stock having such power only by reason of the happening of a contingency) is at the time owned by the Borrower, directly or indirectly through one or more Subsidiaries of the Borrower, or (b) the Borrower or any direct or indirect Subsidiary of the Borrower is the general partner.

                  "UCC" means the Uniform Commercial Code as in effect in the State of New York on the date hereof and hereafter from time to time.

                  "Warrant" shall mean the Warrant to purchase shares of Class A Common Stock of the Borrower, to be issued by the Borrower to the Lender on the Closing Date.

                  "Wholly-Owned Subsidiary" shall mean each Subsidiary of which all of the outstanding equity securities (other than directors' qualifying shares) are owned by the Borrower or another such Wholly-Owned Subsidiary.

         Section 1.02. Use of Defined Terms. All terms defined in this Agreement shall have their defined meanings when used in the Note, the Security Documents, the other Loan Documents, and all certificates, reports or other documents made or delivered pursuant to his Agreement, unless otherwise defined therein or unless the specific context shall otherwise require.

         Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

         Section 1.04. Other Definitional Provisions. The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified.

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

II.      GENERAL TERMS

         Section 2.01.     Loans and Shares.

                  (a) Subject to all of the terms and conditions of this Agreement, the Lender hereby agrees to lend to the Borrower a term loan in the principal amount of $4,000,000. Such Loan shall be funded to the Borrower upon written request of the Borrower given not less than three (3) Business Days prior to the proposed Closing Date (which shall in no event shall be later than September 30, 2006), provided that all of the conditions precedent set forth in
Article IV below are satisfied (or have been waived in writing by the Lender) on the Closing Date.

                  (b) The principal of the Loans shall be repayable in installments in accordance with the Note, and shall be subject to mandatory prepayment in whole or in part in accordance with Section 2.02 below. The Borrower may also voluntarily prepay all or any portion of the Loan at any time and from time to time. Each and every prepayment shall be accompanied by payment of all unpaid accrued interest on the principal amount being prepaid, and, except for any prepayment required pursuant to Section 2.02(b) below, a prepayment premium as provided in Section 2.03(b) below. All prepayments of principal shall be applied to the remaining principal installments in inverse order of maturity. Any principal amounts repaid or prepaid may not be reborrowed.

                  (c) The Borrower shall pay the Lender interest on the principal amount of all Loans outstanding from time to time at the Interest Rate as in effect from time to time; provided, however, that upon the occurrence and during the continuance of any Event of Default, the outstanding principal of the Loans (and, to the extent permitted by Applicable Law, any and all unpaid accrued interest) shall bear interest at the Default Rate as in effect from time to time. Accrued interest shall be payable monthly in arrears on the last day of each calendar month commencing October 31, 2006 and on the Maturity Date, provided that interest at the Default Rate shall be payable on demand.

                  (d) The Loans shall be evidenced by the Note, the terms of which are incorporated herein by reference.

                  (e) Simultaneous with the funding of the Loan on the Closing Date, the Borrower shall issue and sell to the Lender, and the Lender shall purchase from the Borrower, an aggregate of 500,000 shares of Class A Common Stock of the Borrower for a purchase price of $.01 per share (yielding a total price of $5,000). Such purchase price may be paid either, at the Lender's election, by ordinary check or by wire transfer of immediately available funds. The Lender hereby represents and warrants that it is acquiring such shares for its own account for investment, and not with a view to the resale or distribution thereof in violation of any federal or state securities laws.

                  Section 2.02. Prepayments. In addition to the Borrower's rights to make voluntary prepayment in accordance with Section 2.01(b) above, the Borrower shall be obligated to make prepayment in accordance with the following:

                  (a) The Borrower shall be required to prepay the Obligations in full simultaneously with the consummation of any Sale.

                  (b) In the event that, at any time and from time to time subsequent to the Closing Date, the Borrower or any Subsidiary issues or sells any of its authorized common stock or preferred stock, or any security convertible or exercisable into or exchangeable for any common stock or preferred stock of the Borrower, the Borrower shall, immediately upon receipt of any proceeds therefrom, (i) give written notice thereof to the Lender setting forth a reasonably detailed calculation of the fair market value of the proceeds received therefrom and the expenses incurred in such issuance or sale, and (ii) prepay the Obligations in an amount equal to the lesser of (A) one-half of the amount (if any) by which the aggregate net proceeds of all such securities issuances subsequent to the Closing Date exceed $2,000,000, or (B) the remaining balance of all Obligations; provided, however, that (x) to the extent that the proceeds of any such issuance or sale are used exclusively for the purpose of paying the purchase price and directly associated expenses of the acquisition of another business (whether by means of stock sale, merger, consolidation, purchase of all or substantially all of the assets, or otherwise), which may include an operating division or unit of another business entity, such proceeds shall not be counted against the aforesaid $2,000,000 threshold, and no prepayment shall be required to be made hereunder in respect to the proceeds used for the subject business acquisition, and (y) no notice or prepayment under this Section 2.02(b) shall be required with respect to any proceeds from (1) exercise of any warrants or options outstanding on the date of this Agreement,
(2) exercise of existing conversion rights of preferred stock of the Company outstanding on the date of this Agreement or issued as in-kind dividends after the date of this Agreement, (3) issuance and/or exercise of additional employee stock options granted subsequent to the date of this Agreement, and (4) common stock of the Borrower issued to former members of StarTrak pursuant to agreements outstanding on the date of this Agreement, or common stock of the Borrower issued subsequent to the date of this Agreement to the extent that the net proceeds of such issuance are utilized to pay obligations of the Borrower or StarTrak Systems, LLC under currently outstanding agreements relating to the acquisition of StarTrak. As used herein, the term "net proceeds" of any issuance or sale shall mean the gross proceeds (valued at fair market value at the time of receipt) of any and all kinds received or receivable in respect of such issuance or sale, minus the sum of all costs and expenses incurred by the Borrower and directly related to such issuance or sale (including, without limitation, underwriters' discounts, placement agents' fees, reasonable attorneys' and accountants' fees, and other out-of-pocket expenses, exclusive of amounts paid to employees, officers and/or directors of the Borrower and/or any of their respective Affiliates).

         Section 2.03.  Fees and Premiums.

                  (a) The Borrower shall pay the Closing Fee to the Lender on the Closing Date, simultaneously with the funding of the Loan. The Closing Fee shall be deemed fully earned upon the funding of the Loan, and shall not be refundable in whole or in part and shall not be subject to reduction or set-off under any circumstances.

                  (b) Any prepayment (whether voluntary or mandatory), other than a prepayment timely made when due under Section 2.02(b) above, shall require the simultaneous payment of a premium in an amount equal to (i) three (3%) percent of the principal amount prepaid if such prepayment is made or is required to be made on or before September 30, 2007, and (ii) two (2%) percent of the principal amount prepaid if such prepayment is made or is required to be made subsequent to September 30, 2007. Any principal payment which consists solely of the next scheduled principal payment and which is made within ten (10) Business Days prior to the scheduled due date of such principal payment shall not constitute a prepayment which requires the payment of any premium under this
Section 2.03(b).

                  (c) Payments received in respect of the Loans after 12:00 Noon Eastern time on any day shall be deemed to be received on the next succeeding Business Day, and if any payment is received other than by wire transfer of immediately available funds, such payment shall be subject to three (3) Business Days' clearance prior to being credited to the Obligations for interest calculation purposes.

                  (d) In the event that the Closing Date has not occurred on or prior to October 15, 2006 other than due to the fault of the Lender, then the Lender may, at any time thereafter until the Closing Date, terminate this Agreement by written notice to the Borrower, in which event the Borrower shall immediately pay to the Lender an amount equal to the sum of (i) $100,000, plus
(ii) all out-of-pocket costs, charges and expenses (up to an aggregate maximum of $55,000, of which no more than $15,000 shall be in respect of due diligence costs not constituting attorneys' fees) incurred by the Lender in respect of the transactions contemplated by this Agreement. Such payment shall be sooner due and payable in the event that and at such time as the Borrower or any Subsidiary or any shareholder(s) of the Borrower consummates an alternative financing or agrees to a Sale prior to the earlier of the Closing Date or September 30, 2007, or the Borrower indicates its abandonment of the financing hereunder.

         Section 2.04. Use of Proceeds. The Borrower shall utilize the proceeds of the Loans solely (a) to repay outstanding indebtedness owed to directors of the Borrower, in a principal amount not exceeding $1,300,000, (b) to reduce outstanding Line of Credit Obligations, and (c) for working capital and other general corporate purposes of the Borrower which are not in violation of this Agreement.

         Section 2.05. Further Obligations. With respect to all Obligations for which the interest rate is not otherwise specified herein (whether such Obligations arise hereunder, pursuant to the Note or any Security Document, or otherwise), such Obligations shall bear interest at the rate(s) in effect from time to time pursuant to Section 2.01(c) above.

         Section 2.06. Application of Payments. All amounts paid to or received by the Lender in respect of the Loans from whatever source (whether from the Borrower, any Subsidiary pursuant to the Guaranty Agreement, any realization upon any Collateral, or otherwise) shall, unless otherwise directed by the Borrower with respect to any particular payment (unless an Event of Default shall then be continuing, in which event the Lender may disregard the Borrower's direction), be applied (a) first, to reimburse the Lender for all out-of-pocket costs and expenses incurred by the Lender which are reimbursable to the Lender in accordance with this Agreement, the Note and/or any of the other Loan Documents, (b) next, to any accrued but unpaid prepayment premiums, (c) next, to unpaid accrued interest on the Loan, (d) next, to the outstanding principal of the Loan, and (e) finally, to the payment of any other outstanding Obligations; and after payment in full of the Obligations, any further amounts paid to or received by the Lender in respect of the Loan shall be paid over to the Borrower or such other Person(s) as may be legally entitled thereto. The foregoing notwithstanding, during the continuance of any Event of Default, the Lender may apply payments received to such of the Obligations as may be determined by the Lender in its sole and absolute discretion.

         Section 2.07.  Obligations Unconditional.

         (a) The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of the Borrower, and shall be independent of any defense or rights of set-off, recoupment or counterclaim which the Borrower might otherwise have against the Lender. All payments required by this Agreement and/or the Note shall be paid free of any deductions or withholdings for any taxes or other amounts and without abatement, diminution or set-off. If the Borrower is required by law to make such a deduction or withholding from a payment hereunder, the Borrower shall pay to the Lender such additional amount as is necessary to ensure that, after the making of such deduction or withholding, the Lender receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made. The Borrower shall (i) pay the full amount of any deduction or withholding, which it is required to make by law, to the relevant authority within the payment period set by the relevant law, and (ii) promptly after any such payment, deliver to the Lender an original (or certified copy) official receipt issued by the relevant authority in respect of the amount withheld or deducted or, if the relevant authority does not issue such official receipts, such other evidence of payment of the amount withheld or deducted as is reasonably acceptable to the Lender.

         (b) If, at any time and from time to time after the Closing Date, (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or application thereof, or (iii) compliance by the Lender with any request or directive (whether or not having the force of law) from any governmental authority (A) subjects the Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to the Lender of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of the Lender or its members), or (B) imposes on the Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein, and the result of any of the foregoing is to increase the cost to the Lender of making or continuing any Loan or to reduce any amount receivable hereunder, then, in any such case, the Borrower shall promptly pay to the Lender any additional amounts necessary to compensate the Lender, on an after-tax basis, for such additional cost or reduced amount as determined by the Lender. If the Lender becomes entitled to claim any additional amounts pursuant to this Section 2.07(b), the Lender shall promptly notify the Borrower of the event by reason of which the Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 2.07(b) submitted by the Lender to the Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

         Section 2.08. Reversal of Payments. To the extent that any payment or payments made to or received by the Lender pursuant to this Agreement or any other Loan Document are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to any trustee, receiver or other person under any state or federal bankruptcy or other such law, then, to the extent thereof, such amounts shall be revived as Obligations and continue in full force and effect hereunder as if such payment or payments had not been received by the Lender.

III.     REPRESENTATIONS AND WARRANTIES

         As of the Closing Date and at all times thereafter while any Obligations remain outstanding (unless the representation and warranty refers to a specific date), the Borrower hereby makes the following representations and warranties to the Lender, all of which representations and warranties shall survive the Closing Date, the delivery of the Note and the making of the Loan, shall be continuing in nature so long as any Obligations are outstanding, and are as follows:

         Section 3.01.  Financial Matters.

                  (a) The Borrower has heretofore furnished to the Lender (i) the audited consolidated financial statements (including balance sheets, statements of income and statements of cash flows) of the Borrower and its Subsidiaries as at June 30, 2004 and 2005, and for the Fiscal Years then ended, and (ii) the draft consolidated financial statements (including balance sheet, statement of income, and statement of cash flows) of the Borrower and its Subsidiaries as at June 30, 2006 and for the Fiscal Year then ended (collectively, the "Financial Statements").

                  (b) Subject to final audit adjustments and completion of audit procedures (including the addition of appropriate footnotes) with respect to the June 30, 2006 Financial Statements (none of which adjustments is expected to be material), the Financial Statements (i) have been prepared in accordance with GAAP and Regulation S-X promulgated under the Act on a consistent basis for all periods, (ii) are complete and correct in all material respects, (iii) fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at said dates, and the results of their operations for the periods stated, (iv) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company's consolidated financial condition and the results of its consolidated operations as of the dates of and for the periods covered by such Financial Statements, and (v) make full and adequate provision, subject to and in accordance with GAAP, for the various assets and liabilities of the Company and its Subsidiaries, fixed or contingent, and the results of their operations and transactions in their accounts, as of the dates and for the periods referred to therein.

                  (c) The Borrower and its Subsidiaries do not have any liabilities, obligations or commitments of any kind or nature whatsoever, whether absolute, accrued, contingent or otherwise (collectively "Liabilities and Contingencies"), including, without limitation, Liabilities and Contingencies under employment agreements and with respect to any "earn-outs", stock appreciation rights, or related compensation obligations, except: (i) Liabilities and Contingencies disclosed in the Financial Statements or footnotes thereto, (ii) Liabilities and Contingencies disclosed in Schedule 3.01 of the Disclosure Schedule, (iii) Liabilities and Contingencies incurred in the ordinary course of business and consistent with past practice since the date of the most recent Financial Statements, which are not required to be disclosed in the Disclosure Schedule, or (iv) those Liabilities and Contingencies which are not required to be disclosed under GAAP. The reserves, if any, reflected on the consolidated balance sheet of the Borrower and its Subsidiaries included in the most recent Financial Statements are appropriate and reasonable. Neither the Borrower nor any of its Subsidiaries has had or presently has any Indebtedness for money borrowed, outstanding obligations for the purchase price of property, contingent obligations or liabilities for taxes, or any unusual forward or long-term commitments, except as specifically set forth or provided for in the Financial Statements or in Schedule 3.01 of the Disclosure Schedule.

                  (d) Since the date of the most recent Financial Statements, there has been no material adverse change in the working capital, condition (financial or otherwise), assets, liabilities, reserves, business, management or Business Operations of the Borrower or any of its Subsidiaries, including, without limitation, the following:

                           (i) there has been no material change in any
assumptions underlying, or in any methods of calculating, any bad debt, contingency or other reserve relating to the Borrower or any Subsidiary;

                           (ii) there have been (A) no material write-downs in
the value of any inventory of, and there have been no write-offs as uncollectible of any notes, accounts receivable or other receivables of, the Borrower or any Subsidiary other than write-offs of accounts receivable reserved in full as of the date of the most recent Financial Statements delivered to the Lender, and (B) no reserves established for the uncollectibility of any notes, Accounts or other receivables of the Borrower or any Subsidiary except to the extent that same have been disclosed to the Lender in writing;

                           (iii) no debts have been cancelled, no claims or
rights of substantial value have been waived and no properties or assets (real, personal or mixed, tangible or intangible) have been sold, transferred, or otherwise disposed of by the Borrower or any Subsidiary except (A) for the sale of all of the outstanding capital stock of Arraid, Inc., and (B) in the ordinary course of business and consistent with past practice;

                           (iv) there has been no change in any method of
accounting or accounting practice utilized by the Borrower or any Subsidiary;

                           (v) no material casualty, loss or damage has been
suffered by the Borrower or any Subsidiary, regardless of whether such casualty, loss or damage is or was covered by insurance;

                           (vi) Any announced changes in the policies or
practices of any customer, supplier or referral source which would reasonably be expected to have a Material Adverse Effect;

                           (vii) Any incurrence of (A) any liability or
obligation outside of the ordinary course of business, or (B) any Indebtedness for money borrowed except (1) borrowings within the limits and other terms and conditions of the Line of Credit Agreement, and (2) as set forth in Schedule
3.01 of the Disclosure Schedule;

                           (viii) Any declaration, setting aside or payment of
any dividend or distribution or any other payment of any kind by the Borrower to or in respect of any equity securities of the Borrower, other than "in-kind" dividends paid with respect to the outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of the Borrower; and

                           (ix)     No action  described  in this  Section
3.01(d) has been agreed to be taken by the  Borrower or any Subsidiary.

                  (e) The Borrower has in place adequate systems of internal controls sufficient to enable the Borrower and its management to obtain timely and accurate information regarding the Business Operations and all material transactions relating to the Borrower and the Subsidiaries, and no material deficiency exists with respect to the Borrower's systems of internal controls.

                  (f) All of the SEC Reports, as of the respective dates thereof, complied in all material respects, as applicable, with the Act and the Exchange Act.

         Section 3.02.  Organization; Corporate Existence.

                  (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, (ii) has all requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed hereafter to be conducted,
(iii) is qualified to do business as a foreign corporation in each jurisdiction in which the failure of the Borrower to be so qualified would have a Material Adverse Effect, and (iv) has all requisite corporate power and authority to execute and deliver, and perform all of its obligations under, the Loan Documents. True and complete copies of the Organic Documents of the Borrower, together with all amendments thereto, have been furnished to the Lender.

                  (b) On the date of this Agreement, the outstanding capital stock of the Company, and the number and amount of all outstanding options, warrants, convertible securities, subscriptions and other rights to acquire capital stock of the Company, are as set forth in Schedule 3.02 of the Disclosure Schedule.

                  (c) Schedule 3.02 of the Disclosure Schedule further sets forth, with respect to each Subsidiary on the date of this Agreement, (i) its proper legal name, (ii) its jurisdiction of incorporation or formation, (iii) the jurisdictions in which it is qualified to do business as a foreign entity,
(iv) the number of shares of capital stock or ownership interests outstanding, and (v) the owner(s) of such outstanding capital stock or other ownership interests. Each of the Subsidiaries (A) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (B) has all requisite power and authority to own its properties and to carry on its business as now conducted and as proposed hereafter to be conducted, and to execute and deliver, and perform all of its obligations under, the Loan Documents to which it is a party, and (C) is not required to be qualified to do business as a foreign entity in any jurisdiction in which it is not so qualified and the failure to be so qualified would reasonably be expected to have a Material Adverse Effect. True and complete copies of the Organic Documents of each Subsidiary, together with all amendments thereto to the date hereof, have been furnished to the Lender.

         Section 3.03.  Authorization.

                  (a) The execution, delivery and performance by the Borrower and the Subsidiaries of their respective obligations under the Loan Documents have been duly authorized by all requisite corporate and other action and will not, either prior to or as a result of the consummation of the transactions contemplated by this Agreement: (i) violate any provision of Applicable Law, any order of any court or other agency of government, any provision of the Organic Documents of the Borrower or any Subsidiary, or any Contract, indenture, agreement or other instrument to which the Borrower or any of the Subsidiaries is a party, or by which the Borrower or any of the Subsidiaries or any of its assets or properties are bound, or (ii) be in conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under, or, except as may be provided in the Loan Documents, result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of the Borrower or any of the Subsidiaries pursuant to, any such Contract, indenture, agreement or other instrument.

                  (b) Neither the Borrower nor any of the Subsidiaries is required to obtain any Government Approval, consent or authorization from, or to file any declaration or statement with, any governmental instrumentality or agency in connection with or as a condition to the execution, delivery or performance of any of the Loan Documents, except for the filing with NASDAQ of a notice of issuance in respect of the 500,000 shares of Class A Common Stock to be issued pursuant to Section 2.01(e) above.

                  (c) Without limitation of Sections 3.03(a) and 3.03(b) above, the issuance of the Shares and the Warrant has been authorized by all requisite corporate action of the Borrower, and such issuance does not conflict with any shareholders' agreement, preemptive rights, limitation under or requirement of any Organic Documents, or other agreement or commitment of the Borrower. When issued in accordance with Section 2.01(e) above, the Shares will be validly issued, fully paid and nonassessable; and upon exercise of the Warrant in accordance with the terms thereof, the Warrant Shares (as such term is defined in the Warrant) will be validly issued, fully paid and nonassessable.

         Section 3.04. Litigation. Except as disclosed on Schedule 3.04 of the Disclosure Schedule, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries or any of their respective assets, which, if adversely determined, would have a Material Adverse Effect. The Borrower has no Knowledge of any state of facts, events, conditions or circumstances which would properly constitute grounds for or the basis of any meritorious suit, action, arbitration, proceeding or investigation (including, without limitation, any unfair labor practice charges, interference with union organizing activities, or other labor or employment claims) against or with respect to the Borrower or any Subsidiary.

         Section 3.05. Material Contracts. Except as disclosed on Schedule 3.05 of the Disclosure Schedule, neither the Borrower nor any of the Subsidiaries is
(a) a party to any Contract, agreement or instrument or subject to any charter or other corporate or organizational restriction which has had or could reasonably be expected to have a Material Adverse Effect, (b) subject to any liability or obligation under or relating to any collective bargaining agreement, or (c) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contract, agreement or instrument to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect.

         Section 3.06. Title to Properties. The Borrower and each of the Subsidiaries has good title to all of its properties and assets, free and clear of all mortgages, security interests, restrictions, encumbrances or other Liens of any kind, except for restrictions on the nature of use thereof imposed by Applicable Law, and except for Permitted Liens, none of which materially interfere with the use and enjoyment of such properties and assets in the normal course of the Business Operations, or materially impair the value of such properties and assets for the purpose of such business.

         Section 3.07. Real Property. Schedule 3.07 of the Disclosure Schedule sets forth a correct and complete list of all Real Properties currently leased or occupied by the Borrower and/or any of the Subsidiaries. Neither the Borrower nor any of the Subsidiaries owns any Real Properties. The Borrower and each Subsidiary has a valid lessee's interest in each Real Property currently leased or occupied by the Borrower or such Subsidiary. Neither the Borrower, any Subsidiary, or, to the Borrower's Knowledge, any other party thereto, is in material breach or violation of any requirements of any such lease; and such Real Properties are in good condition (reasonable wear and tear excepted) and are adequate for the current and proposed businesses of the Borrower and the Subsidiaries. To the Borrower's Knowledge, its use of the Real Properties in the normal conduct of the Business Operations does not violate any applicable building, zoning or other law, ordinance or regulation affecting such Real Properties, and no covenants, easements, rights-of-way or other such conditions of record impair the Borrower's use of the Real Properties in the normal conduct of the Business Operations.

         Section 3.08. Machinery and Equipment. The machinery and equipment owned and/or used by the Borrower and the Subsidiaries is, as to each individual material item of machinery and equipment, and in the aggregate as to all such equipment, in good and usable condition and in a state of good maintenance and repair (reasonable wear and tear excepted), and adequate for its use in the Business Operations.

         Section 3.09. Capitalization. Except as set forth in Schedule 3.02 of the Disclosure Schedule and for new Subsidiaries formed in accordance with
Section 5.11 below, the Borrower does not, directly or indirectly, own any capital stock of or any form of equity interest in any other Person.

         Section 3.10. Solvency. After giving effect to the Loans and the other transactions contemplated hereby, the borrowings made and/or to be made by the Borrower under this Agreement do not and will not render the Borrower insolvent or with unreasonably small capital for its business; the fair saleable value of all of the assets and properties of the Borrower does now, and will, upon the funding of the Loans contemplated hereby, exceed the aggregate liabilities and Indebtedness of the Borrower (including contingent liabilities); the Borrower is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency law, or the liquidation of all or any substantial portion of its assets or property; the Borrower has no knowledge of any Person contemplating the filing of any such petition against the Borrower; and the Borrower reasonably anticipates that it will be able to pay its debts as they mature.

         Section 3.11. No Investment Company. The Borrower is not an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         Section 3.12. Margin Securities. The Borrower does not own or have any present intention of acquiring any "margin security" or any "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulations G, T, U or X, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, or any rules or regulations promulgated under such statutes.

         Section 3.13.  Taxes.

                  (a) All federal, state and local tax returns and tax reports required to be filed by the Borrower and/or any Subsidiary have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed. All federal, state and local income, franchise, sales, use, property, excise, ad valorem, value-added, payroll and other taxes (including interest, penalties and additions to tax and including estimated tax installments where required to be filed and paid) due from or with respect to the Borrower and the Subsidiaries have been fully paid, and appropriate accruals have been made on the Borrower's books for taxes not yet due and payable. All taxes and other assessments and levies which the Borrower and/or any Subsidiary is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable. Except as set forth in
Schedule 3.13 of the Disclosure Schedule, there are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Borrower or any Subsidiary, and no outstanding tax Liens.

                  (b) Except as disclosed in Schedule 3.13 of the Disclosure Schedule, neither the Borrower nor any Subsidiary has Knowledge or received notice of any pending audit with respect to any federal, state or local tax returns of the Borrower or any Subsidiary, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Borrower or any Subsidiary.

         Section 3.14. ERISA. Except as set forth in Schedule 3.14 of the Disclosure Schedule, neither the Borrower nor any ERISA Affiliate of the Borrower maintains or has any obligation to make any contributions to any pension, profit sharing or other similar plan providing for deferred compensation to any employee. With respect to any such plan(s) as may now exist or may hereafter be established by the Borrower or any ERISA Affiliate of the Borrower, and which constitutes an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, except as set forth on Schedule 3.14 of the

Disclosure Schedule: (a) the Borrower or the subject ERISA Affiliate has paid and shall cause to be paid when due all amounts necessary to fund such plan(s) in accordance with its terms, (b) except for normal premiums payable by the Borrower to the Pension Benefit Guaranty Corporation ("PBGC"), the Borrower or the subject ERISA Affiliate has not taken and shall not take any action which could result in any liability to the PBGC, or any of its successors or assigns,
(c) the present value of all accrued benefits thereunder shall not at any time exceed the value of the assets of such plan(s) allocable to such accrued benefits, (d) there have not been and there shall not be any transactions such as would cause the imposition of any tax or penalty under Section 4975 of the Code or under Section 502 of ERISA, which would adversely affect the funded benefits attributable to the Borrower or the subject ERISA Affiliate, (e) there has not been and there shall not be any termination or partial termination thereof (other than a partial termination resulting solely from a reduction in the number of employees of the Borrower or an ERISA Affiliate of the Borrower, which reduction is not anticipated by the Borrower), and there has not been and there shall not be any "reportable event" (as such term is defined in Section 4043(b) of ERISA) on or after the effective date of Section 4043(b) of ERISA with respect to any such plan(s) subject to Title IV of ERISA, (f) no "accumulated funding deficiency" (as defined in Section 412 of the Code) has been or shall be incurred on or after the effective date of Section 412 of the Code, (g) such plan(s) have been and shall be determined to be "qualified" within the meaning of Section 401(a) of the Code, and have been and shall be duly administered in compliance with ERISA and the Code, and (h) the Borrower is not aware of any fact, event, condition or cause which might adversely affect the qualified status thereof. As respects any "multi-employer plan" (as such term is defined in Section 3(37) of ERISA) to which the Borrower or any ERISA Affiliate thereof has heretofore been, is now, or may hereafter be required to make contributions, the Borrower or such ERISA Affiliate has made and shall make all required contributions thereto, and there has not been and shall not be any "complete withdrawal" or "partial withdrawal" (as such terms are respectively defined in Sections 4203 and 4205 of ERISA) therefrom on the part of the Borrower or such ERISA Affiliate.

         Section 3.15. Intellectual Property. The Borrower and the Subsidiaries own or have the valid right to use all patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other intellectual property used in the Business Operations. Neither the Borrower nor any Subsidiary has Knowledge that or received notice claiming that any of such intellectual property infringes upon or violates the rights of any other Person, or has Knowledge of any other person infringing upon any of the Borrower's and/or its Subsidiaries' intellectual property.

         Section 3.16. Compliance with Laws. The Borrower and the Subsidiaries are in compliance with all occupational safety, health, wage and hour, employment discrimination, environmental, flammability, labeling and other Applicable Law which are material to the Business Operations, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is aware of any state or facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation of any Applicable Law, or which may give rise to the assertion of any such violation, which could have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received notice of default or violation, nor is the Borrower or any Subsidiary in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the Borrower's or any Subsidiaries' business, affairs, properties or assets. Neither the Borrower nor any Subsidiary has received notice of or been charged with, or is, to the Borrower's Knowledge, under investigation with respect to, any violation of any provision of any Applicable Law, which violation would have a Material Adverse Effect.

         Section 3.17. Licenses and Permits. The Borrower and each Subsidiary has all federal, state and local licenses and permits required to be maintained in connection with and material to the Business Operations, and all such licenses and permits are valid and in full force and effect. The Borrower and each Subsidiary has complied with the requirements of such licenses and permits in all material respects, and has received no notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof. There is no circumstance or condition Known to the Borrower or a Subsidiary that would cause or permit any of such licenses or permits to be voided, revoked or withdrawn.

         Section 3.18. Insurance. Schedule 3.18 of the Disclosure Schedule lists all insurance coverages maintained by the Borrower and the Subsidiaries, including the names of insurers, policy limits and deductibles. Neither the Borrower nor any Subsidiary has received written notice of cancellation or intent not to renew any of such policies, and there has not occurred, and there does not exist, any condition (other than general industry-wide conditions) such as would cause any of such insurers to cancel any of such insurance coverages, or would be reasonably likely to materially increase the premiums charged to the Company and the Subsidiaries for coverages consistent with the scope and amounts of coverages as in effect on the date hereof.

         Section 3.19.  Environmental Laws.

                  (a) The Borrower and each Subsidiary has complied in all material respects with all Environmental Laws relating to its business and properties, and to the Knowledge of the Borrower and each Subsidiary there exist no Hazardous Substances in amounts in violation of applicable Environmental Laws or underground storage tanks on any of the Real Properties the existence of which would have a Material Adverse Effect, except those that are stored and used in compliance with Applicable Laws.

                  (b) Neither the Borrower nor any Subsidiary has received notice of any pending or threatened litigation or administrative proceeding which in any instance (i) asserts or alleges any violation of applicable Environmental Laws on the part of the Borrower or any Subsidiary, (ii) asserts or alleges that the Borrower or any Subsidiary is required to clean up, remove or otherwise take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Substances or materials, or (iii) asserts or alleges that the Borrower or any Subsidiary is required to pay all or any portion of the costs of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any Hazardous Substances or materials by the Borrower or any Subsidiary. Neither the

Borrower nor any Subsidiary is subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws. To the Borrower's Knowledge, neither the Borrower nor any Subsidiary has been named or listed as a potentially responsible party by any governmental body or agency in any matter arising under any Environmental Laws. Neither the Borrower nor any Subsidiary is a participant in, nor does the Borrower or any Subsidiary have Knowledge of, any governmental investigation involving any of the Real Properties.

                  (c) Neither the Borrower or any Subsidiary nor, to the Borrower's Knowledge, any other person, firm, corporation or governmental entity has caused or permitted any Hazardous Substances or other materials to be stored, deposited, treated, recycled or disposed of on, under or at any of the Real Properties which materials, if known to be present, would reasonably be expected to require or authorize cleanup, removal or other remedial action under any applicable Environmental Laws.

                  (d) As used in this Section 3.19 and in Section 5.08 below, the following terms have the following meanings:

                  "Environmental Laws" include all federal, state, and local laws, rules, regulations, ordinances, permits, orders, and consent decrees agreed to by the Borrower or any Subsidiary, relating to health, safety, and environmental matters applicable to the business and property of the Borrower or any Subsidiary. Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. #6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. #9601 et seq., as amended; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. #2601 et seq., as amended; and the Clean Water Act, 33 U.S.C. #1331 et seq., as amended.

                  "Hazardous Substances", "Release", "Respond" and "Response" shall have the meanings assigned to them in CERCLA, 42 U.S.C. #9601, as amended.

                  "Notice" means any summons, citation, directive, information request, notice of potential responsibility, notice of violation or deficiency, order, claim, complaint, investigation, proceeding, judgment, letter, or other communication, written or oral, actual or threatened, from the United States Environmental Protection Agency or other federal, state, or local agency or authority, or any other entity or individual, public or private, concerning any intentional or unintentional act or omission which involves management of Hazardous Substances in amounts in violation of Environmental Laws on or off any Real Properties; the imposition of any lien on any Real Properties, including but not limited to liens asserted by government entities in connection with any Borrower's or Subsidiary's response to the presence or Release of Hazardous Substances in amounts in violation of Environmental Laws; and any alleged violation of or responsibility under any Environmental Laws.

         Section 3.20. Sensitive Payments. Neither the Borrower nor any Subsidiary has (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) made any payments to any person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment, or (d) engaged in any "trading with the enemy" or other transactions violating any rules or regulations of the Office of Foreign Assets Control.

         Section 3.21. Full Disclosure. No statement of fact made by the Borrower in this Agreement or any other Loan Document, in any SEC Report, or in any information memorandum, business summary, agreement, certificate, schedule or other written statement furnished by the Borrower to the Lender pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make any statements contained herein or therein not misleading. Except for matters of a general economic or political nature which do not affect the Borrower or any Subsidiary uniquely, there is no fact presently known to the Borrower or any Subsidiary which has not been disclosed to the Lender, which has had or would reasonably be expected to have a Material Adverse Effect.

IV.      CONDITIONS OF MAKING THE LOAN

         The obligations of the Lender to make the Loan hereunder and to consummate the other transactions contemplated hereby are subject to the following conditions precedent:

         Section 4.01. Representations and Warranties. The representations and warranties set forth in Article III hereof and in the other Loan Documents shall be true and correct on and as of the Closing Date.

         Section 4.02. Loan Documents. The Borrower and its Subsidiaries (as applicable) shall have duly executed and/or delivered to the Lender all of the following:

                  (a) The Note;

                  (b) The Guaranty Agreement, the Collateral Agreement and any and all other Security Documents required by the Lender at the Closing Date (including, without limitation, collateral assignments of intellectual property in recordable form);

                  (c) The Warrant;

                  (d) The Registration Rights Agreement;

                  (e) The Intercreditor Agreement (which shall also have been executed and delivered by the Line of Credit Lender);

                  (f) Written agreements executed by all holders of Series A Convertible Preferred Stock of the Borrower, pursuant to which such holders agree (for themselves and their direct and indirect transferees) to accept payment of all dividends on such preferred stock "in-kind" so long as any Obligations remain outstanding;

                  (g) A certificate or certificates of insurance, with loss payable endorsements, evidencing the insurance required by Section 5.01(d) below;

                  (h) A written request for the borrowing of the Loan, which shall include wiring instructions for the Borrower's account to which the principal of the Loan is to be funded;

                  (i) A certificate of the Secretary or an Assistant Secretary of the Borrower and each Subsidiary, certifying the vote of the Board of Directors or other applicable governing body of the Borrower and the Subsidiaries, authorizing and directing the execution and delivery of the Loan Documents and all further agreements, instruments, certificates and other documents pursuant hereto and thereto;

                  (j) A certificate of the Secretary or an Assistant Secretary of the Borrower and each Subsidiary, certifying the names of the officers of the Borrower and the Subsidiaries who are authorized to execute and deliver the Loan Documents and all other agreements, instruments, certificates and other documents to be delivered pursuant hereto and thereto, together with the true signatures of such officers. The Lender may conclusively rely on such certificate until the Lender shall receive any further such certificate canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

                  (k) Copies of the Organic Documents of the Borrower and each Subsidiary, certified to be true, complete and accurate by the respective Secretaries thereof, and a certificate of the Secretary of State or other appropriate official of the jurisdiction of incorporation of the Borrower and each Subsidiary, dated reasonably prior to the Closing Date, stating that the Borrower or the subject Subsidiary is duly formed and in good standing in such jurisdiction; and

                  (l) Such other agreements, instruments, documents and certificates (including, without limitation, satisfactory lien and judgment searches respecting the Borrower and the Subsidiaries) as the Lender or its counsel may reasonably request.

         Section 4.03. Payoff and Release Letter. The Borrower shall have received, and shall have delivered to the Lender, a payoff and release letter signed by --------------[existing StarTrak factor], in form and substance satisfactory to the Lender, confirming the amount required to be paid to such factor on the Closing Date in order to pay all of StarTrak Systems, LLC's obligations to such factor, and (b) confirming that, upon receipt of such amount on the Closing Date, all outstanding accounts receivable of StarTrak Systems, LLC theretofore purchased by such factor from StarTrak Systems, LLC shall be reassigned to StarTrak Systems, LLC; and the amount required to be paid to such factor shall be paid on the Closing Date out of the proceeds of the Loan.

         Section 4.04. Shares. The Borrower shall have issued to the Lender, against payment of the purchase price therefor set forth in Section 2.01(e) above, one or more stock certificates (in such denominations as shall have been requested by the Lender) in tradable form (but with applicable legends regarding lack of registration under the Act) representing, in the aggregate, all of the Shares, duly registered in the name of the Lender.

         Section 4.05. Legal Opinion. The Lender shall have received the favorable written opinion of Steven P. Oman, Esq., counsel for the Borrower and the Subsidiaries, dated the Closing Date, satisfactory to the Lender and its counsel in scope and substance.

         Section 4.06. Fees and Reimbursements. The Borrower shall have paid the Closing Fee, and shall have paid or reimbursed the Lender for its out-of-pocket costs, charges and expenses incurred to the Closing Date (up to an aggregate maximum of $55,000, of which not more than $15,000 shall be in respect of due diligence costs not constituting attorneys' fees); and in connection therewith, the Borrower hereby irrevocably authorizes the Lender, at the Lender's election, to receive payment of any and all such costs, charges and expenses by withholding same from the funding of the Loan.

         Section 4.07. Further Matters. All legal matters, and the form and substance of all documents, incident to the transactions contemplated hereby shall be satisfactory to counsel for the Lender.

         Section 4.08. No Default. No Default or Event of Default shall have occurred and be continuing.

V.       AFFIRMATIVE COVENANTS

         The Borrower hereby covenants and agrees that, from the date hereof and until all Obligations (whether now existing or hereafter arising) have been paid in full, unless the Lender shall otherwise consent in writing, the Borrower shall, and shall cause each of its Subsidiaries to:

         Section 5.01. Corporate and Insurance. Do or cause to be done all things necessary to at all times (a) preserve, renew and keep in full force and effect its corporate or other legal existence, rights, licenses, permits and franchises, (b) comply with the Loan Documents and any other agreements and instruments executed and delivered hereunder and thereunder (to the extent a party thereto), (c) maintain, preserve and protect all of its franchises and material trade names, and preserve all of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear excepted), and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto, so that the Business Operations carried on in connection therewith may be properly and advantageously conducted at all times, (d) maintain insurance in amounts, on such terms and against such risks (including fire and other hazards insured against by extended coverage, public liability insurance covering claims for products liability, personal injury, death or property damage, and business interruption insurance) as are customary for companies of similar size in the same or similar businesses and operating in the same or similar locations, as well as all such other insurance as is required by the Collateral Agreement, each of which policies (other than workers' compensation) shall be issued by a financially sound and reputable insurer reasonably satisfactory to the Lender and shall name the Lender as loss payee and additional insured as its interest appears and provide for the Lender to receive written notice thereof at least thirty (30) days prior to any cancellation of the subject policy, and (e) comply with all material Contracts and material obligations to which it is a party or by which it is bound, all benefit plans which it maintains or is required to contribute to, and all Applicable Law (including, without limitation, Environmental Laws) material to its Business Operations, and all requirements of its insurers, whether now in effect or hereafter enacted, promulgated or issued. The Borrower will from time to time provide to the Lender a certificate of the foregoing insurance, promptly upon request.

         Section 5.02. Payment of Taxes. File, pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon the Borrower and/or any Subsidiary or upon its income and profits or upon any of its property (real, personal or mixed) or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials, supplies and otherwise, which, if unpaid when due, might become a Lien or charge upon such property or any part thereof; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (a) the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested, and (b) payment with respect to any such tax, assessment, charge, levy or claim shall be made before any of the Borrower's or such Subsidiary's property shall be seized or sold in satisfaction thereof.

         Section 5.03. Notices. Give prompt written notice to the Lender of (a) the filing by the Borrower of any SEC Report, (b) any proceedings instituted against the Borrower or any Subsidiary in any federal or state court or before any commission or other regulatory body, whether federal, state or local, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and (c) the occurrence of any material casualty to any Collateral, any Material Adverse Effect, or any Default or Event of Default, and the action that the Borrower has taken, is taking, or proposes to take with respect thereto.

         Section 5.04.  Periodic Reports.  Furnish to the Lender:

                  (a) Within ninety (90) calendar days after the end of each Fiscal Year, consolidated and consolidating balance sheets, statements of income, statements of stockholders' equity, and statements of cash flows of the Borrower and its Subsidiaries, together with footnotes and supporting schedules thereto, prepared in accordance with GAAP, and certified (as to the consolidated statements) by independent certified public accountants selected by the Borrower and reasonably acceptable to the Lender (with the form of certification to be without qualification as a going concern and otherwise reasonably satisfactory to the Lender), showing the financial condition of the Borrower and its Subsidiaries at the close of such Fiscal Year and the results of operations of the Borrower and its Subsidiaries during such Fiscal Year;

                  (b) Within thirty (30) calendar days after the end of each calendar month (forty-five (45) calendar days in the case of the end of a fiscal quarter), consolidated (and, if specifically requested by the Lender reasonably in advance, but not more frequently than quarterly, consolidating) unaudited balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries, together with supporting schedules thereto, prepared in accordance with GAAP by the Borrower and certified by the Borrower's Chairman, President, Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, such balance sheets to be as of the close of such calendar month and such statements of income and statements of cash flows to be for the period from the beginning of the then-current Fiscal Year to the end of such calendar month, together with comparative statements of income and cash flows for the corresponding period in the immediately preceding Fiscal Year, in each case subject to normal audit and year-end adjustments;

                  (c) Concurrently with the delivery of each of the financial statements required by Sections 5.04(a) and 5.04(b) above, a certificate on behalf of the Borrower (signed by the Chairman, President, Chief Executive

Officer, Chief Financial Officer or Chief Accounting Officer of the Borrower), certifying that he has examined the provisions of this Agreement and that no Default or Event of Default has occurred and/or is continuing;

                  (d) Prior to the beginning of each Fiscal Year, a budget and operating plan (on a month-by-month basis) for such upcoming Fiscal Year, in such detail as is required by and regularly used by management in the conduct, control and review of the Borrower's business;

                  (e) As and when distributed to the Borrower's stockholders, copies of all proxy materials, reports and other information which the Borrower provides to its stockholders; and as and when distributed to any other lender(s) (including, without limitation, the Line of Credit Lender) to the Borrower or any Subsidiary, copies of all reports, statements or other information provided to such lender(s);

                  (f) From time to time as and when received, copies of all management letters or similar letters or reports received by the Borrower or any Subsidiary from any independent public accountants; and

                  (g) Promptly, from time to time, such other information (including, without limitation, receivables and payables agings, and sales reports) regarding the Borrower's or any Subsidiary's operations, assets, business, affairs and financial condition, as the Lender may reasonably request.

To the extent that the financial statements required by Sections 5.04(a) and 5.04(b) are contained in any SEC Reports filed by the Borrower within the required time period hereunder for the delivery of such financial statements, then the Borrower shall be deemed to have complied with the subject financial statement delivery by notifying the Lender of the filing of the subject SEC Report.

To the extent that any report or other delivery required under this Section 5.04 or elsewhere in this Agreement will, at the time of anticipated delivery to the Lender, contain any material non-public information, the Borrower will notify the Lender thereof as promptly as practicable prior to the delivery of such report (but without disclosing the specific items of material non-public information or the nature thereof), and if so requested by the Lender prior to the required date of the information delivery hereunder, the Borrower shall (x) if reasonably practicable, redact such material non-public information from the subject report prior to the delivery thereof to the Lender, or (y) defer delivery of such report until such time as the Borrower has made public disclosure of the subject material information or the Lender has affirmatively requested delivery of such report. Absent timely request by the Lender as aforesaid, the Borrower shall make the required delivery to the Lender on a timely basis.

         Section 5.05. Books and Records; Inspection. Maintain centralized books and records regarding all of the Business Operations at the Borrower's principal place of business, and permit agents or representatives of the Lender to inspect, at any time during normal business hours, upon reasonable notice, and without undue material disruption of the Business Operations, all of the Borrower's and its Subsidiaries' various books and records, to make copies, abstracts and/or reproductions thereof, and to discuss the business and affairs of the Borrower and the Subsidiaries with the management of the Borrower.

         Section 5.06. Accounting. Maintain a standard system of accounting in order to permit the preparation of financial statements in accordance with GAAP and Regulation S-X promulgated under the Act.

         Section 5.07. Reimbursements. Whether or not the Closing Date occurs, pay or reimburse the Lender or other appropriate Persons on demand for all reasonable costs, expenses and other charges incurred or payable from time to time in connection with the transactions contemplated by this Agreement, any waivers or amendments in respect of any Loan Documents, and any "workout" or enforcement action, including but not limited to any and all search fees, recording fees, costs of inspections and legal and accounting fees; provided, that such costs, expenses and other charges with respect to periods prior to the Closing Date shall not exceed the aggregate sum of $55,000, of which no more than $15,000 shall be in respect of due diligence costs not constituting attorneys' fees.

         Section 5.08. Environmental Response. In the event of any discharge, spill, injection, escape, emission, disposal, leak or other Release of Hazardous Substances in amounts in violation of applicable Environmental Laws by the Borrower or any Subsidiary on any Real Property owned or leased by the Borrower or any Subsidiary, which is not authorized by a permit or other approval issued by the appropriate governmental agencies and which requires notification to or the filing of any report with any federal or state governmental agency, the Borrower shall promptly: (a) notify the Lender; and (b) comply with the notice requirements of the Environmental Protection Agency and applicable state agencies, and take all steps necessary to promptly clean up such discharge, spill, injection, escape, emission, disposal, leak or other Release in accordance with all applicable Environmental Laws and the Federal National Contingency Plan, and, if required, receive a certification from all applicable state agencies or the Environmental Protection Agency, that such Real Property has been cleaned up to the satisfaction of such agency(ies).

         Section 5.09. Management. Cause Robert Kauffman to continue to be employed or to function as the chief executive officer of the Borrower, unless a successor is appointed within ninety (90) days after the termination of Mr. Kauffman's employment, and such successor shall be satisfactory to the Lender.

         Section 5.10. Use of Proceeds. Cause all proceeds of the Loans to be utilized solely in the manner and for the purposes set forth in Section 2.04 above.

         Section 5.11.  Future Subsidiaries.

                  (a) At any time and from time to time when the Borrower or any of its Domestic Subsidiaries proposes to form or acquire any Domestic Subsidiary subsequent to the Closing Date, the Borrower shall give written notice thereof to the Lender reasonably in advance of the formation or acquisition of such Domestic Subsidiary, providing information therefor of the type called for in
Schedule 3.02 of the Disclosure Schedule; and contemporaneously with the formation or acquisition of such new Domestic Subsidiary, the Borrower shall cause such new Domestic Subsidiary to execute and deliver (a) a guaranty agreement in substantially the form of the Guaranty Agreement (or a joinder agreement with respect to the existing Guaranty Agreement in form and substance reasonably satisfactory to the Lender), and (b) a Collateral Agreement (with completed perfection certificate and other appropriate Security Documents) in substantially the form of the Collateral Agreement as currently in place (or a joinder agreement with respect to the existing Collateral Agreement in form and substance reasonably satisfactory to the Lender) and other Security Documents as reasonably requested by the Lender.

                  (b) With respect to any Foreign Subsidiary which the Borrower or any of its Domestic Subsidiaries proposes to form or acquire subsequent to the Closing Date, the Borrower shall give written notice thereof to the Lender reasonably in advance of the formation or acquisition of such Foreign Subsidiary, providing information therefor of the type called for in Schedule
3.02 of the Disclosure Schedule; and contemporaneously with the formation or acquisition of such Foreign Subsidiary, the Borrower shall, in accordance with the Collateral Agreement, pledge to the Lender the lesser of (i) all shares or equity interests held by the Borrower and/or the Domestic Subsidiaries in such Foreign Subsidiary, or (ii) 65% of the outstanding shares or equity interests of such Foreign Subsidiary.

                  (c) Nothing contained in this Section 5.11 shall be deemed to constitute any waiver by the Lender of any consent otherwise required under this Agreement or any other Loan Document with respect to the formation or acquisition of any Subsidiary.

         Section 5.12. Takeout of Line of Credit. In the event that, at any time and from time to time, there shall occur any "default" or "event of default" (or other similar or corresponding term) under the Line of Credit Documents, the Borrower shall, immediately upon becoming aware thereof, give written notice thereof to the Lender describing the facts or circumstances constituting or giving rise to such default or event of default; and the Borrower shall give further written notice to the Lender immediately upon any cure thereof or any waiver or forbearance granted by the Line of Credit Lender in respect thereof. During the pendency of any such default or event of default, if so required by the Lender, the Borrower shall borrow from the Lender an additional loan in an amount sufficient to pay the Line of Credit Obligations in full, and the Borrower shall apply the entire proceeds of such loan to pay the Line of Credit Obligations in full. Pending the execution and delivery of a new loan agreement, promissory note and security documents in respect thereof, any such additional loan made by the Lender under this Section 5.12 shall be on the same terms and conditions as the Line of Credit Documents (as if such Line of Credit Documents had been assigned to the Lender), including the continuance of any default or event of default then existing under the Line of Credit Documents. The making of any loan by the Lender under this Section 5.12 shall not constitute any waiver or forbearance in respect of any Default or Event of Default which may then exist under this Agreement.

         Section 5.13.  Series B Redemption.

                  (a) In the event that, at any time and from time to time, any holder of Series B Convertible Preferred Stock of the Borrower ("Series B Shares") exercises the Series B Put in whole or in part, the Borrower shall immediately give written notice thereof to the Lender setting forth (i) the number of Series B Shares as to which the Series B Put has been exercised, (ii) the date on which the Series B Put has been exercised with respect to such

Series B Shares, and (iii) the date on which the applicable Series B Put Price will become due and payable. If so elected by the Lender by written notice given to the Borrower not less than ten (10) days prior to the due date of the subject Series B Put Price, the Lender shall lend to the Borrower, and the Borrower shall borrow from the Lender, an additional loan in a principal amount equal to the subject Series B Put Price, which additional loan (A) shall bear interest on the outstanding principal balance thereof from time to time at a rate equal to the rate applicable from time to time to the Loan, with such accrued interest payable monthly in arrears on the last day of each calendar month subsequent to the funding of such additional loan, (B) shall be repayable as to principal in equal monthly installments on the last day of each calendar month commencing with the month in which such loan is funded and continuing through and including the Maturity Date, (C) shall, together with all interest and other amounts payable thereon, constitute Obligations secured by the Guaranty Agreement and all of the Collateral, (D) shall at all times be convertible, as to the principal balance of such loan, into common stock of the Borrower at a price per share equal to the current market price per share of the Borrower's common stock as of the date of the Lender's election under this Section 5.13(a) (such current market price to be determined in accordance with Section 1.3 of the Warrant), and (E) shall be applied to pay the Series B Put Price on or before the due date thereof. The Borrower and the Domestic Subsidiaries shall promptly execute and deliver any and all promissory notes and other documents as the Lender may reasonably request to evidence each such additional loan.

                  (b) The Lender may, at any time, require the Borrower to redeem all of the then-outstanding Series B Shares at a redemption price as provided in the Organic Documents of the Borrower. In connection therewith, the Lender shall lend to the Borrower, and the Borrower shall borrow from the Lender, an additional loan in a principal amount equal to the required redemption price, which additional loan shall be on terms as provided in Section 5.13(a) above, except that (i) the interest rate applicable to such additional loan shall be fixed at ten (10%) percent per annum, and (ii) the conversion price applicable to the principal of such additional loan shall be the same as the conversion price applicable to the Series B Shares at the time that such Series B Shares are redeemed (subject to subsequent adjustment thereafter in a manner consistent with the adjustments that would have been made to the conversion price of the Series B Shares had such Series B Shares remained outstanding). The Borrower and the Domestic Subsidiaries shall promptly execute and deliver any and all promissory notes and other documents as the Lender may reasonably request to evidence such additional loan.

         Section 5.14. Landlord Waivers. To the extent requested by the Lender from time to time subsequent to the Closing Date, the Borrower and the Subsidiaries shall use their commercially reasonable efforts to obtain any and all landlord waivers and/or access agreements requested by the Lender, in form and substance reasonably satisfactory to the Lender.

VI.      NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that, until all Obligations (whether now existing or hereafter arising) have been paid in full, unless the Lender shall otherwise consent in writing, the Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly:

         Section 6.01. Indebtedness. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, other than:

                  (a) Indebtedness to the Lender pursuant to the Loan Documents;

                  (b) liabilities with respect to trade obligations, accounts payable, advances, royalty or other similar payments, operating leases and other normal accruals incurred in the ordinary course of business, or with respect to which the Borrower or the subject Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that the Borrower or the subject Subsidiary has set aside on its books adequate reserves therefor;

                  (c) Indebtedness existing on the date of this Agreement and reflected in the Financial Statements or the footnotes thereto or owed to those Persons, in those amounts and having those maturities as set forth in Schedule
3.01 of the Disclosure Schedule;

                  (d) Capitalized Leases reflected in the Financial Statements, and Capitalized Leases hereafter entered into by the Borrower or its Subsidiaries within the limitations of Section 6.09 below;

                  (e) purchase money Indebtedness incurred in connection with the Borrower's or its Subsidiaries' acquisition of capital assets, within the limitations of Section 6.09 below;

                  (f) Indebtedness incurred under and in accordance with the Line of Credit Agreement, provided that the principal amount of Line of Credit Obligations shall at no time exceed $2,000,000;

                  (g) Subordinated Debt in such amounts and upon such terms and conditions as shall be acceptable to the Lender in its sole and absolute discretion;

                  (h) intercompany Indebtedness between the Borrower and any Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries; and

                  (i) Guarantees to the extent permitted pursuant to Section
6.03 below.

         Section 6.02. Liens. Create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than:

                  (a) subject to Section 5.02 above, Liens securing the payment of taxes which are either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Borrower or the subject Subsidiary shall have set aside on its books adequate reserves;

                  (b) deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of money borrowed) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;
                  (c) statutory Liens of landlords and Liens imposed by law, such as, carriers', warehousemen's, materialmen's or mechanics' liens, incurred by the Borrower or any Subsidiary in good faith in the ordinary course of business and discharged promptly after same are incurred; fully bonded Liens arising out of a judgment or award against the Borrower or any Subsidiary with respect to which the Borrower or such Subsidiary shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured; and Liens arising out of a judgment or award against the Borrower or any Subsidiary which are fully covered by insurance (subject to applicable deductibles) and for which the relevant insurer has not denied or disclaimed coverage;

                  (d) other Liens incurred in connection with Indebtedness expressly permitted pursuant to Section 6.01(d) and/or Section 6.01(e) above, but only to the extent that such Liens secure Indebtedness in amounts not in excess of those permitted by such Section 6.01(d) and/or Section 6.01(e), and only to the extent that such Liens to not extend to any assets or property other than the specific assets or properties acquired pursuant to such permitted Indebtedness;

                  (e) encumbrances consisting of easements, rights-of-way, survey exceptions and other similar restrictions on the use of Real Property, or minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of the Borrower and its Subsidiaries;

                  (f) Liens in existence on the date of this Agreement which are expressly subordinated to the Liens securing the Obligations pursuant to subordination and/or intercreditor agreements satisfactory to the Lender in its sole and absolute discretion;

                  (g) Liens arising out of judgments or awards (i) which are fully covered by insurance (subject to applicable deductibles) and for which the relevant insurer has not denied or disclaimed coverage, or (ii) with respect to which the Borrower or the subject Subsidiary shall be prosecuting an appeal in good faith and in respect of which a stay of execution shall have been issued;

                  (h) the Line of Credit Liens, so long as (i) such Liens extend only to personal property of the Line of Credit Borrowers, and (ii) the Line of Credit Liens relating to StarTrak Systems, LLC are at all times subject to the Intercreditor Agreement;

                  (i) Liens in favor of the Lender; and

                  (j) extensions, renewals or replacements of any Lien referred to in clauses (a) through (e) and (h) above, provided that same shall not effect any increase in any principal amount secured thereby at the time of such extension, renewal or replacement.

         Section 6.03. Guarantees. Guarantee, endorse or otherwise in any manner become or be responsible for obligations of any other Person, except (a) endorsements of negotiable instruments for collection in the ordinary course of business, and (b) guarantees by the Borrower of obligations of Wholly-Owned Subsidiaries in the ordinary course of business.

         Section 6.04. Sales of Assets and Management. (a) Sell, lease, transfer, encumber or otherwise dispose of any of the Borrower's or any Subsidiary's properties, assets, rights, licenses or franchises other than (i) sales of inventory in the ordinary course of business, (ii) licenses, joint ventures and related transactions entered into, modified or terminated in the ordinary course of business, or (iii) the disposition of surplus or obsolete personal properties in the ordinary course of business, or (b) permit any Affiliate of the Borrower (other than a Subsidiary which is a party to the Collateral Agreement) to own or obtain any patent, patent application, copyright, copyright application, trademark, trademark application, license, or other intangible asset relating to the Business Operations except in the normal course of business on terms and conditions no less favorable to the Borrower or any Subsidiary than those which could be obtained in an arms' length transaction with an unaffiliated third party.

         Section 6.05. Sale-Leaseback. Enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any property (real, personal or mixed) used or useful in the Business Operations, whether now owned or hereafter acquired, and thereafter rent or lease such property.

         Section 6.06. Investments; Acquisitions. Purchase any real property; or make any Investment in, or otherwise acquire or hold securities (including, without limitation, capital stock and evidences of Indebtedness) of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person (including any Affiliate), except:

                  (a) Investments in Wholly-Owned Subsidiaries which have complied (if applicable) with the requirements of Section 5.11 above;

                  (b) advances (to the extent permitted by Applicable Law, including federal securities laws) to employees of the Borrower or any Wholly-Owned Subsidiaries for normal business expenses not to exceed at any time $10,000 in the aggregate;

                  (c) Investments of excess cash generated in the Business Operations in Cash Equivalents;

                  (d) Investments of cash in overnight deposits or other customary cash management Investments with commercial banks or in commercial paper satisfying the criteria for such banks or commercial paper as set forth in the definition of Cash Equivalents; and

                  (e) Investments, solely utilizing the proceeds of equity issuances described in Section 2.02(b) above, for the acquisition of businesses as described in Section 2.01(e) above.

         Section 6.07. Corporate Form; Acquisitions. Dissolve or liquidate, or consolidate or merge with or into, sell all or substantially all of the assets of the Borrower or any Subsidiary to, or acquire all or substantially all of the securities, assets or properties of, any other Person, except for (a) consolidations solely among Wholly-Owned Subsidiaries; (b) mergers of a Wholly-Owned Subsidiary into the Borrower or into a Wholly-Owned Subsidiary; (c) sales to the Borrower or another Subsidiary for fair value; or (d) acquisitions of other businesses, the purchase price and related expenses of which are funded entirely from the net proceeds of equity issuances described in Section 2.02(b) above.

         Section 6.08. Dividends and Redemptions. Directly or indirectly declare or pay any dividends, or make any distribution of cash or property, or both, to any Person in respect of any of the shares of the capital stock or other equity securities of the Borrower, or directly or indirectly redeem, purchase or otherwise acquire for consideration any options, warrants, shares of the capital stock or other equity securities of the Borrower or any other Person; provided, that this Section 6.08 shall not be deemed to prohibit the payment of (a) "paid-in-kind" dividends on the Borrower's outstanding preferred stock from time to time, (b) dividends or distributions by any Subsidiary to the Borrower or to any other direct or indirect Wholly-Owned Subsidiary, or (c) the Series B Put Price upon exercise of the Series B Put at any time and from time to time.

         Section 6.09. Compensation. Directly or indirectly pay any cash compensation to any executive officers of the Borrower in any amounts which are inconsistent with the compensation policies approved from time to time by the independent members of the Borrower's Board of Directors or by the Compensation Committee of such Board of Directors.

         Section 6.10. Change of Business. Directly or indirectly: (a) engage in a business materially different from the general nature of the Business Operations (i) as now being conducted, or (ii) as the same may hereafter be reasonably expanded from time to time in like areas of business; (b) wind up the Business Operations or cease substantially all of its normal Business Operations for a period in excess of ten (10) consecutive days; or (c) suffer any material disruption, interruption or discontinuance of a material portion of its normal Business Operations for a period in excess of ten (10) consecutive days.

         Section 6.11. Receivables. Sell or assign in any way any accounts receivable, promissory notes or trade acceptances held by the Borrower or any Subsidiary with or without recourse, except for collections (including endorsements) in the ordinary course of business.

         Section 6.12. Certain Amendments. Agree, consent, permit or otherwise undertake to amend (a) any of the terms or provisions of the Borrower's or any Subsidiary's Organic Documents in a manner which may impair in any respect any of the Lender's rights under any of the Loan Documents, or may constitute or give rise to any Default or Event of Default, or (b) any of the terms or provisions of any of the Line of Credit Documents.

         Section 6.13. Affiliate Transactions. Enter into any Contract, agreement or transaction with any Affiliate of the Borrower except (a) as disclosed in Schedule 6.13 of the Disclosure Schedule, (b) for intercompany Indebtedness between the Borrower and any Wholly-Owned Subsidiary or between any Wholly-Owned Subsidiaries, or (c) in the normal course of business on terms and conditions no less favorable to the Borrower or any Subsidiary than those which could be obtained in an arms' length transaction with an unaffiliated third party.

         Section 6.14.  Fiscal Year.  Amend its Fiscal Year.

         Section 6.15. Subordinated Debt. Prepay, redeem or purchase any Subordinated Debt.

         Section 6.16. Securities Issuances. Issue any additional Series B Shares (other than as in-kind dividends), or any other securities (other than in-kind dividends paid on the Series A Convertible Preferred Stock of the Borrower) which, by their terms, entitle the holder thereof to require (a) the payment of dividends in cash, or (b) the redemption of such securities.

VII.     DEFAULTS

         Section 7.01. Events of Default. Each of the following events is herein, and in the Note, sometimes referred to as an Event of Default:

                  (a) if any representation or warranty made herein or in any other Loan Document, or in any certificate, financial statement or other written statement furnished by the Borrower or any Subsidiary in connection with this Agreement or the borrowing hereunder, shall be false, inaccurate or misleading in any material respect when made or when deemed made hereunder;

                  (b) any default in the payment of any principal or interest under the Note or any other Obligations when the same shall be due and payable, whether at the due date thereof or at a date required for prepayment or by acceleration or otherwise, and the continuance of any such non-payment (in whole or in part) for a period of three (3) Business Days;

                  (c) any default in the due observance or performance of any covenant, condition or agreement contained in any Section of Article VI hereof, which, if capable of being cured, is not fully cured within thirty (30) days after the occurrence thereof;

                  (d) any default in the due observance or performance of any covenant, condition or agreement to be observed or performed under Article V hereof, or otherwise pursuant to the terms hereof or any other Loan Document and not addressed in Sections 7.01(a), (b) or (c), and the continuance of such default unremedied for a period of thirty (30) days (five (5) Business Days in the case of Section 5.01(d) above) after written notice thereof to the Borrower, or such other cure period (if any) provided in the subject Loan Document;

                  (e) any default with respect to any Indebtedness for money borrowed of the Borrower or any of the Subsidiaries (other than to the Lender) in an amount in excess of $25,000, if the effect of such default is to permit the holder, with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness for money borrowed or to cause such Indebtedness for money borrowed to become due prior to the stated maturity thereof;

                  (f) if the Borrower or any Subsidiary shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors,
(iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him or it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

                  (g) if any order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or any Subsidiary, by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or any Subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Borrower or any Subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

                  (h) if final judgment(s) for the payment of money in an uninsured amount in excess of $25,000 individually or in the aggregate shall be rendered against the Borrower and/or any Subsidiary, and the same shall remain undischarged or unbonded for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed;

                  (i) the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Borrower or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $25,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

                  (j) if any Lien purported to be created by any Security Document shall cease to be a valid perfected first priority Lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties covered thereby, or the Borrower or any Subsidiary shall assert in writing that any Lien purported to be created by any Security Document is not a valid perfected first priority lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties purported to be covered thereby;

                  (k) if any of the Loan Documents shall cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto);

                  (l) if the Borrower or any Subsidiary shall be indicted for or convicted of any criminal offense; or

                  (m) the occurrence of a Material Adverse Effect.

         Section 7.02. Remedies. Upon the occurrence of any Event of Default, and at all times thereafter during the continuance thereof: (a) the Note, and any and all other Obligations, shall, at the Lender's option (except in the case of Sections 7.01(f) and 7.01(g) above, the occurrence of which shall automatically effect acceleration, regardless of any action or forbearance in respect of any prior or ongoing Default or Event of Default which may be inconsistent with such automatic acceleration), become immediately due and payable, both as to principal, interest and other charges, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or other evidence of such Obligations to the contrary notwithstanding, (b) all outstanding Obligations under the Note, and all other outstanding Obligations, shall bear interest at the Default Rate,
(c) the Lender may file suit against the Borrower on the Note and under the other Loan Documents and/or seek specific performance or injunctive relief thereunder (whether or not a remedy exists at law or is adequate), and (d) the Lender shall have the right, in accordance with the Security Documents, to exercise any and all remedies in respect of such or all of the Collateral as the Lender may determine in its discretion (without any requirement of marshalling of assets, or other such requirement).

VIII.    PARTICIPATING LENDERS; ASSIGNMENT.

         Section 8.01. Participations. Anything in this Agreement to the contrary notwithstanding, the Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, transfer, assign or grant participating interests in the Loans as the Lender shall in its sole discretion determine, to such other Persons (the "Participants") as the Lender may determine. Upon any such transfer, assignment or granting of participating interests, the Participants shall be deemed to be included within the term "Lender" for all purposes of this Agreement, subject to such agreements and arrangements as the Lender and the Participants may agree upon. Notwithstanding the granting of any such participating interests: (a) the Borrower shall look solely to the Lender for all purposes of this Agreement and the transactions contemplated hereby, (b) the Borrower shall at all times have the right to rely upon any waivers or consents signed by the Lender as being binding upon all of the Participants, and (c) all communications in respect of this Agreement and such transactions shall remain solely between the Borrower and the Lender (exclusive of Participants) hereunder.

         Section 8.02. Transfer. Anything contained in this Agreement to the contrary notwithstanding, the Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, transfer and assign all or any portion of its interest in this Agreement, the Note and the other Loan Documents to any Person (an "Assignee Lender") as the Lender may determine. Upon any such transfer or assignment, the Assignee Lender shall be deemed to succeed (to the extent of the interest assigned) to the rights and obligations of the Lender for all purposes of this Agreement. In the event of any transfer and assignment of the Lender's entire interest in this Agreement, the Note and the Security Documents, the Lender shall be replaced by the Assignee Lender as "Secured Party" under the Collateral Agreement and all other Security Documents.

IX.      MISCELLANEOUS

         Section 9.01. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lender of the Loans and the execution and delivery to the Lender of the Note, and shall continue in full force and effect for so long as the Note or any other Obligations are outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements in this Agreement contained, by or on behalf of the Borrower shall inure to the benefit of the successors and assigns of the Lender.

         Section 9.02. Indemnification. The Borrower shall indemnify the Lender and its directors, officers, employees, attorneys and agents against, and shall hold the Lender and such Persons harmless from and against, any and all losses, claims, damages and liabilities and related expenses, including reasonable counsel fees and expenses, incurred by the Lender or any such Person arising out of, in any way connected with, or as a result of: (a) the use of any of the proceeds of the Loans made by the Lender to the Borrower; (b) this Agreement, the ownership and operation of the Borrower's and the Subsidiaries' assets, including all Real Properties and improvements or any Contract, the performance by the Borrower or any other Person of their respective obligations thereunder, and the consummation of the transactions contemplated by this Agreement; and/or
(c) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Lender or its directors, officers, employees, attorneys or agents are a party thereto; provided that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from (i) any unexcused breach by the Lender of any of its obligations under this Agreement, (ii) the willful misconduct or gross negligence of the Lender as determined by a final, non-appealable judgment of a court of competent jurisdiction, or (iii) the breach of any commitment or legal obligation of the Lender to any Person other than the Borrower or its Affiliates, provided that such breach, willful misconduct or gross negligence is determined pursuant to a final and nonappealable decision of a court of competent jurisdiction. The foregoing indemnity shall remain operative and in full force and effect regardless of the expiration or any termination of this Agreement, the consummation of the transactions contemplated by this Agreement, the repayment of the Loans, the invalidity or unenforceability of any term or provision of any Loan Document, any investigation made by or on behalf of the Lender, and the content or accuracy of any representation or warranty made by the Borrower or any Subsidiary in any Loan Document. All amounts due under this Section 9.02 shall be payable on written demand therefor.

         Section 9.03. Governing Law. This Agreement and the other Loan Documents shall (irrespective of where same are executed and delivered) be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws other than Section 5-1401 of the New York General Obligations Law).
         Section 9.04. Waiver and Amendment. Neither any modification or waiver of any provision of this Agreement, the Note, or any other Loan Document, nor any consent to any departure by the Borrower or any Subsidiary therefrom, shall in any event be effective unless the same shall be set forth in writing duly signed or acknowledged by the Lender and the Borrower, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose, for which given. No notice to or demand on the Borrower in any instance shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances.

         Section 9.05. Reservation of Remedies. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under the Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

         Section 9.06. Notices. All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder shall be in writing (which may include telegraphic or telecopied communication) and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or telegraphed or telecopied by facsimile transmission to the applicable party at its address or telecopier number indicated below.

                  If to the Lender:

                           ComVest Capital LLC
                           One North Clematis, Suite 300
                           West Palm Beach, FL 33401
                           Attention: Chief Financial Officer
                           Telecopier: (212) 829-5986

                  with a copy to:

                           Greenberg Traurig, LLP
                           200 Park Avenue
                           New York, New York  10166
                           Attention:  Shahe Sinanian, Esq.
                           Telecopier: (212) 801-6400

                  If to the Borrower:

                           Alanco Technologies, Inc.
                           15575 North 83rd Way, Suite 3
                           Scottsdale, Arizona  85260
                           Attention:  Chief Executive Officer
                           Telecopier:  (480) 607-1515

                  with a copy to:

                           Steven P. Oman, Esq.
                           8664 East Chama Road
                           Scottsdale, Arizona  85255
                           Telecopier:  (480) 348-1471

or, as to each party, at such other address or telecopier number as shall be designated by such party in a written notice to the other party delivered as aforesaid. All such notices, requests, demands and other communications shall be deemed given (a) when personally delivered, (b) three (3) Business Days after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), (c) one (1) Business Day after being delivered to the telegraph company or overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender, or (d) when sent by facsimile transmission to a telecopier number designated by such addressee.

         Section 9.07. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not assign any of its rights or obligations hereunder without the prior written consent of the Lender.

         Section 9.08. Consent to Jurisdiction; Waiver of Jury Trial. The Borrower hereby consents to the jurisdiction of all courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this Agreement, any other Loan Document, any other agreements, instruments, certificates or other documents executed in connection herewith or therewith, or any of the transactions contemplated hereby or thereby, or any of the Borrower's or any Subsidiary's obligations hereunder or thereunder. The Borrower hereby waives the right to interpose any counterclaims (other than compulsory counterclaims) in any action brought by the Lender hereunder or in respect of any other Loan Document, provided that this waiver shall not preclude the Borrower from pursuing any such claims by means of separate proceedings. THE BORROWER HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS WHICH IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS, AND ALSO WAIVES TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. The Lender may file a copy of this Agreement as evidence of the foregoing waiver of right to jury trial.

         Section 9.09. Certain Waivers. The Borrower and the Lender each hereby waives any claims for special, consequential or punitive damages in any way arising out of or relating to this Agreement, any of the other Loan Documents, or any breach hereof or thereof.

         Section 9.10. Severability. If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

         Section 9.11. Captions. The Article and Section headings in this Agreement are included herein for convenience of reference only, and shall not affect the construction or interpretation of any provision of this Agreement.

         Section 9.12. Sole and Entire Agreement. This Agreement, the Note, the other Loan Documents, and the other agreements, instruments, certificates and documents referred to or described herein and therein constitute the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersede all prior discussions, agreements and understandings of every kind and nature between the parties as to such subject matter.

         Section 9.13. Confidentiality. The Lender shall not disclose any Confidential Information to any Person without the prior consent of the Borrower; provided, however, that nothing herein contained shall limit any disclosure of the tax structure of the transactions contemplated hereby, or the disclosure of any information (a) to the extent required by statute, rule, regulation or judicial or administrative process, (b) to counsel for the Lender,
(c) to bank examiners, auditors, accountants or, if required by law, any regulatory authority, (d) to the officers, partners, managers, directors, employees, agents and advisors (including independent auditors and counsel) of the Lender, (e) in connection with any litigation which relates to this Agreement to which the Lender is a party, (f) to a subsidiary or Affiliate of the Lender, or (g) to any assignee or participant (or prospective assignee or participant) which agrees to be bound by this Section 9.13; and further provided, that in no event shall the Lender be obligated or required to return any materials furnished by the Borrower. The obligations of the Lender under this Section 9.13 shall supersede and replace the obligations of the Lender under any confidentiality letter in respect of this financing previously signed and delivered by the Lender to the Borrower.

         Section 9.14. Counterparts; Fax Signatures. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Agreement and each other Loan Document may be executed by fax signatures, each of which shall be fully binding on the signing party.

              [The remainder of this page is intentionally blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officer as of the day and year first written above.

                                COMVEST CAPITAL LLC


                                By: /s/ Larry E. Lenig, Jr.
                                    -------------------------
                                    Name: Larry E. Lenig, Jr.
                                    Title:Senior Partner/Portfolio Manager




                                ALANCO TECHNOLOGIES, INC.


                                By: /s/ Robert R. Kauffman
                                    -------------------------
                                    Name:Robert R. Kauffman
                                    Title: President & Chairman